Exhibit 10.125

Extension of Time for Agreement On
Working Capital Calculation at Closing

This Third Amendment (“Third Amendment”) to the Stock Purchase Agreement, dated as of August 22, 2007, as amended (the “SPA”) is entered into as of April 25, 2008 by and among Chris Chelette, Robert Healea and Kevin Buxkemper, in their capacity as Sellers’ Representative and for and on behalf of each of the Sellers party to the SPA, NTS Communications, Inc. (the “Company”) and Xfone, Inc. (“Purchaser”).  Capitalized terms used herein have the same meaning as defined in the SPA, unless otherwise specified herein.

WHEREAS, the parties to this Third Amendment represent (or are authorized to represent) all parties to the SPA; and

WHEREAS, Chris Chelette, Robert Healea and Kevin Buxkemper, in their capacity as Sellers’ Representative and for and on behalf of each of the Sellers, the Company and Purchaser have agreed that it is in the best interest of all parties to the SPA to mutually extend the date of certain requirements of the SPA: and

WHEREAS, the Closing of the transaction which was contemplated under the SPA took place on February 26, 2008; and

WHEREAS, Section 2.2(e)(i) of the SPA provides that the Purchaser shall deliver to the Sellers a balance sheet of the Company as of the Closing Date, together with a calculation of the Working Capital as of the Closing and any amounts to be paid by Purchaser or Sellers; and

WHEREAS, the Purchaser has provided to the Sellers Representatives an unaudited balance sheet and Working Capital calculations as of the Closing Date in a timely manner;

WHEREAS, the Purchaser has determined it has the need for an independent audit of the balance sheet as of the Closing Date; and

WHEREAS, the parties mutually agree that it would be in the best interest of all parties concerned to use the audited balance sheet as of the Closing for purposes of determining any amounts to be paid by Purchaser or Sellers in accordance with Section 2.2(e)(i) of the SPA;

NOW, THEREFORE, in consideration of the foregoing recitals, the parties do hereby agree to an extension of time for compliance with Section 2.2(e)(i) of the SPA as follows.

1. Notwithstanding anything contained in Section 2.2(e)(i) of the SPA to the contrary, the parties hereto agree as follows:

            (a)           On, or before May 30, 2008, the Purchaser shall deliver to the Sellers an independent audit report of Phillips & Associates, C.P.A’s as of February 26,, 2008 with respect to the Company’s balance sheet as of Closing, together with a calculation of the Working Capital as of the Closing and any amounts to be paid by Purchaser or Sellers.

            (b)           On, or before June 20, 2008, the Sellers shall indicate agreement or disagreement with such balance sheet, Working Capital calculations and calculation of any amounts to be paid by the Purchaser or the Sellers, and shall use commercially reasonable efforts to resolve any disagreements by negotiations between the Sellers’ Representatives and the President of the Purchaser.

            (c)           In the event that the Sellers’ Representatives and the President of the Purchaser shall be unable to agree by June 30, 2008 on the balance sheet at Closing, the Working Capital at Closing and/or the calculation and any amounts to be paid, the Purchaser and Sellers’ Representative shall submit to binding arbitration in accordance with the arbitration procedures outlined in Section 2.2(e)(i) of the SPA.

2. Ratification.  The SPA as amended hereby is ratified and affirmed, and except as expressly amended hereby, all other terms and provisions of the SPA remain unchanged and continue in full force and effect.

3. Execution.  This Third Amendment may be executed in multiple counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.  The parties hereto agree to accept facsimile signatures as an original signature.

[SIGNATURE PAGES FOLLOW]

This agreement is entered into and effective as of April 25, 2008

XFONE, INC.	SELLERS’ REPRESENTATIVE FOR AND ON BEHALF OF THE SELLERS:
By: /s/ Guy Nissenson
Guy Nissenson, President and CEO
/s/ Chris Chelette
Chris Chelette
NTS COMMUNICATIONS, INC.
By: /s/ Barbara Baldwin
Barbara Baldwin, President and CEO
/s/ Robert Healea
Robert Healea

/s/ Kevin Buxkemper
Kevin Buxkemper